UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 3, 2014
DATE OF EARLIEST EVENT REPORTED: November 28, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 28, 2014, PEDEVCO Corp. (the “Company”, “we” and “us”) entered into various Common Stock and Warrant Subscription Agreements (the “Subscription Agreements”) with 74 accredited investors (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 3,323,734 units, each composed of (i) one share of the Company’s common stock (the “Common Stock” and the “Shares”), and (ii) one five-year warrant exercisable for one share of Common Stock (the “Offering Warrant(s)”), which were evidenced by Warrants For The Purchase of Common Stock (the “Warrant Agreements”), at a purchase price (the “Offering Price”) of $0.65 per Unit (collectively the “Units” and the “Offering”). The Subscription Agreements contain customary representations and warranties, indemnification rights and covenants of the Company and the Investors. The net proceeds to the Company from the Offering, which closed on November 28, 2014 (the “Closing Date”), was approximately $1,860,378, after deducting various fees, expenses and legal fees of the placement agent and an advisor in the Offering (described below).  The Company intends to use the net proceeds from the Offering for development of existing assets of the Company and general working capital purposes.

The Offering Warrants have an exercise price equal to $1.00 per share, a term of five years, and are exercisable beginning six months and one day after the closing date of the Offering (May 29, 2015).  To the extent that any shares of Common Stock issuable upon exercise of the Offering Warrants (the “Warrant Shares”) are not registered under an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on the date that is six months after the Closing Date, such unregistered Warrant Shares are exercisable on a cashless basis pursuant to the terms of the Warrant Agreements.  The Warrant Agreements provide that the holders of the warrants are prohibited from exercising the Offering Warrants to the extent that the resulting exercise would cause such holders to beneficially own more than 4.99% of the then outstanding shares of Common Stock of the Company.

Under the Subscription Agreements, the Company agreed to register the Shares and Warrant Shares under the Securities Act, for resale by the Investors. The Company has committed to file a registration statement on Form S-3 by the 30th day following the Closing Date and to cause the registration statement to become effective by the 90th day following the Closing Date (or, in the event of a “full review” by the Securities and Exchange Commission, the 120th day following the Closing Date). The Subscription Agreements provide for liquidated damages in the event the registration statement covering the Shares has not been filed by the 30th day following the Closing Date. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the Units in the event the registration statement covering all of the Shares has not been filed by the 30th day following the Closing Date, and each 30 days thereafter, up to a maximum of 9%, after which time no additional damages shall be due.

In connection with the Offering, the Company paid to certain FINRA registered broker dealers that acted as the placement agent (the “Placement Agent”) and a financial advisor in the Offering (the “Advisor”), various consideration consisting of a cash commission of an aggregate of approximately 10% of the gross proceeds from the Offering ($216,015) to the Placement Agent, a cash commission of 2% of the gross proceeds from sales of Units not relating to Units purchased by investors related to the Company and management ($29,022) to the Advisor; warrants, with identical terms as the Offering Warrants, to purchase 10% of the Shares sold in the Offering, which totaled warrants to purchase 332,374 shares of Common Stock to the Placement Agent; and warrants, with identical terms as the Offering Warrants, to purchase 2% of the Shares sold in the Offering not relating to Units purchased by investors related to the Company and management, which totaled warrants to purchase 44,650 shares of Common Stock to the Advisor (collectively, the “Placement Agent and Advisor Warrants”, and together with the Offering Warrants, the “Warrants”).

The disclosure about the Offering contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933, as amended.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

On November 28, 2014, the Company sold 3,323,734 Units at an Offering Price of $0.65 per Unit to 74 accredited Investors (described above in Item 1.01, which information set forth in Item 1.01 is incorporated by reference in this Item 3.02 in its entirety)(the “Private Placement”).

The Offering Warrants granted in connection with the Private Placement are exercisable for an aggregate of 3,323,734 shares of Common Stock at $1.00 per share (i.e., upon complete exercise of such Offering Warrants, the Company would be required to issue 3,323,734 shares of Common Stock (not taking into account any cashless exercise of the Offering Warrants, if applicable)).

In connection with the Offering, the Company paid the Placement Agent and the Advisor various cash commissions (described in Item 1.01 above) and granted the Placement Agent and the Advisor the Placement Agent and Advisor Warrants. The Placement Agent and Advisor Warrants are exercisable for an aggregate of 377,024 shares of Common Stock at an exercise price of $1.00 per share (i.e., upon complete exercise of such Placement Agent and Advisor Warrants, the Company would be required to issue 377,024 shares of Common Stock (not taking into account any cashless exercise of the Placement Agent and Advisor Warrants, if applicable)).

The sale of the Units and Shares and the grants of the Warrants described above were exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients were “accredited investors”. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K, nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy Shares or other securities of the Company.

ITEM 7.01  REGULATION FD DISCLOSURE.

On December 3, 2014, the Company issued a press release announcing the closing of the Offering as described above in Items 1.01 and 3.02 of this Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this Report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1**	Press Release, dated December 3, 2014

**Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chairman and Chief Executive Officer

Date:  December 3, 2014

EXHIBIT INDEX

99.1**	Press Release, dated December 3, 2014

**Furnished herewith.